THE INTERPUBLIC GROUP OF COMPANIES

                    EMPLOYEE STOCK PURCHASE PLAN (1995)


     The purpose of this Plan is to provide employees a continued opportunity to purchase IPG stock through annual offerings to be made during the ten-year period commencing July 1, 1995.
6,000,000 shares in the aggregate are reserved for this purpose.

     1. ADMINISTRATION: The Plan will be administered by a Committee appointed by the Board of Directors, consisting of at least three of its members.

     The Committee will have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive.

     2. ELIGIBILITY: All employees of the Corporation and any subsidiaries designated by the Committee will be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code (including, but not limited to, Section 423(b)(3), (4) and (8) thereof) and regulations promulgated thereunder. No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an individual, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     3. OFFERINGS: The Corporation will make one or more annual offerings to employees to purchase stock under this Plan. The terms and conditions for each such offering shall specify the amount of stock that may be purchased thereunder. Each offering shall include a Purchase Period of 12 months' duration during which (or during such portion thereof as an employee may elect to participate) the amounts received as compensation by an employee shall constitute the measure of such of the employee's participation in the offering as is based on compensation.


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     4.  PARTICIPATION:  An employee eligible on the effective
date of any offering may participate in such offering at any time by completing and forwarding a Payroll Deduction Authorization form to his appropriate payroll location. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the date on which such deduction is to commence, which may not be retroactive.

     5. DEDUCTIONS: The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction of up to a maximum of 10% of the compensation he receives during the Purchase Period specified in the offering (or during such portion thereof as he may elect to participate).

     No employee may be granted an option which permits his rights to purchase stock under this Plan, or any other stock purchase plan of the Corporation or its subsidiaries, to accrue (within the meaning of Section 423(b)(8) of the Internal Revenue Code and the regulations thereunder) at a rate which exceeds $25,000 of fair market value of stock (determined at the date of the offering) for each calendar year in which the option is outstanding at any time.

     6. DEDUCTION CHANGES: An employee may at any time increase or decrease his payroll deduction by filing a new Payroll
Deduction Authorization form. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any Purchase Period.

     7. WITHDRAWAL OF FUNDS: An employee may at any time and for any reason permanently draw out the balance accumulated in his account, and thereby withdraw from participation in an offering. He may thereafter begin participation again only once during the remainder of the Purchase Period specified in the offering. Partial withdrawals will not be permitted.

     8. PURCHASE OF SHARES: Each employee participating in any offering under this Plan will be granted an option, upon the effective date of such offering, for as many full shares of IPG stock as he may elect to purchase with the following amounts:

          (a) up to 10% of compensation received during the specified Purchase Period (or during such portion thereof as he may elect to participate), to be paid by payroll deductions during such period;

          (b) the balance (if any) carried forward from his payroll deduction account for the preceding Purchase Period pursuant to the final paragraph of this Section 8; and

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          (c)  the balance (if any) carried forward from his
     payroll deduction account for the final Purchase Period
     (ending June 30, 1995) under The Interpublic Group of
     Companies Employee Stock Purchase Plan (1985).

     Notwithstanding the preceding sentence, in no event may the number of shares purchased by any employee under an offering exceed 3,600 shares.

     The purchase price for each share purchased under any offering will be 85% of the average market price on the last business day of the month as of the end of which the purchase is made.

     As of the last day of each month during any offering, the account of each participating employee shall be totaled and the purchase price determined. When a participating employee shall have sufficient funds in his account to purchase one or more full shares as of that date, the employee shall be deemed to have exercised his option to purchase such share or shares at such price; his account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of the Company. Subsequent shares covered by the employee's option will be purchased in the same manner, whenever sufficient funds have again accrued in his account. Upon the purchase of shares of IPG stock under an option, the Company shall deliver, or cause to be delivered, promptly to the employee, a statement reflecting the status of his account.

     Payroll deductions may be made under each offering to the extent authorized by the employee, subject to the maximum limitation imposed for such offering. A separate employee account will be maintained with respect to each offering.

     A participating employee may not purchase a share under any offering beyond 12 months from the effective date thereof. Any balance remaining in an employee's payroll deduction account at the end of a Purchase Period will be carried forward into the employee's payroll deduction account for the following Purchase Period under the Plan or, upon the termination of the Plan, into the employee's payroll deduction account for the first Purchase Period under any successor plan if a successor plan is then in effect. In no event will the balance carried forward be equal to or greater than the purchase price on the last day of the last month of the Purchase Period. Any balance remaining in a payroll deduction account at the termination of the Plan shall be refunded automatically to the employee in accordance with Section 18 unless a successor plan becomes effective immediately following the termination of the Plan.

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     9.  ISSUANCE OF CERTIFICATES:  The Company shall issue
certificates to participating employees upon request.

     10. REGISTRATION OF CERTIFICATES: Certificates may be registered only in the name of the employee, or, if he so indicates on his Payroll Deduction Authorization form, in his name jointly with a member of his family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his name as tenant in common with a member of his family, without right of survivorship.

     11. DEFINITIONS: The phrase "average market price" means the average of the high and low prices of IPG stock on the New York Stock Exchange on a given day or, if no sales of IPG stock were made on that day, the average of the high and low prices of IPG stock on the next preceding day on which sales were made on said Exchange.

     "Compensation" means only basic compensation, including any employer contribution to a profit-sharing or stock bonus plan (including the Interpublic Savings Plan) or to any other employee benefit plan to the extent that such employer contribution represents an amount that would have been paid to the employee in cash, as basic compensation, but for the employee's election pursuant to a qualified cash or deferred arrangement under
Section 401(k) of the Internal Revenue Code (an "elective cash or deferred contribution") or pursuant to a cafeteria plan within the meaning of Section 125 of the Internal Revenue Code (a "salary reduction contribution"), and excluding overtime, bonuses, cost-of-living allowances, deferred compensation awards (apart from any elective cash or deferred contribution), or any other extra payment of any kind (apart from any salary reduction contribution). Solely for purposes of this Plan, "compensation" consisting of an elective cash or deferred contribution or a salary reduction contribution shall be deemed to be received by the employee on the date on which the contribution would have been paid to the employee but for the employee's election.

     "Date of Offering" shall be the first working day (as defined below) during the Purchase Period specified for any offering made under this Plan.

     The term "subsidiary" means all subsidiaries of the Corporation, whether presently a subsidiary or hereafter becoming a subsidiary, all within the meaning of Section 424(f) of the Internal Revenue Code and regulations promulgated thereunder.
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     "Working day" means a day other than a Saturday, Sunday or scheduled IPG holiday.

     12. RIGHTS AS A STOCKHOLDER: None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under this Plan unless and until such shares shall have been appropriately evidenced on the books of the Corporation.

     13.  RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF
EMPLOYMENT: In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him or, in the event of his death, to his estate.

     14. RIGHTS NOT TRANSFERABLE: Rights under this Plan are not transferable by a participating employee other than by will or laws of descent and distribution, and are exercisable during his lifetime only by him.

     15. APPLICATION OF FUNDS: All funds received or held by the Corporation under this Plan may be used for any corporate purpose.

     16. ADJUSTMENT IN CASE OF CHANGES AFFECTING IPG STOCK: In the event of a subdivision of the outstanding shares, or the payment of a stock dividend, the number of shares reserved under this Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the purchase price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting IPG stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     17. AMENDMENT OF THE PLAN: The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the stockholders of the Corporation, no amendment shall be made (i) increasing or decreasing the number of shares reserved under this Plan (other than as provided in Section 16) or (ii) decreasing the purchase price per share (other than as provided in Section 16).

     18. TERMINATION OF THE PLAN: This Plan and all rights of employees under any offering hereunder shall terminate:

          (a) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase.
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     If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner (consistent with the requirements of Section 423(b)(4) and (5) of the Internal Revenue Code and the regulations thereunder) as it deems fair; or

          (b) at any time, at the discretion of the Board of Directors.

No offering hereunder shall be made, the Purchase Period under which shall extend beyond June 30, 2005. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded unless those amounts are carried forward, in accordance with the final paragraph of Section 8, into accounts established under a successor plan.

     19. GOVERNMENTAL REGULATIONS: The Corporation's obligation to sell and deliver IPG stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.


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